Exhibit 10.8

MGIC INVESTMENT CORPORATION
 DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective January 27, 2015
Section 1. Purpose

          (a) The purpose of the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is to promote the best interests of MGIC Investment Corporation, a Wisconsin corporation (together with any successor thereto, the “Company”), and its shareholders by providing a means to attract and retain directors of the highest capabilities who are not employees of the Company or of any Affiliate (as defined below) through establishing a mechanism for annual grants of share units to the Company’s Non-Employee Directors and to provide such directors with an opportunity to defer all or any portion of their compensation for services as a member of the Board of Directors of the Company (the “Board”) that would otherwise be paid currently for payment upon death, disability, termination of services or a designated distribution date.

          (b) Effective as of January 1, 2005, the Plan is divided into two components. The Plan, as in effect on October 3, 2004 (the “Predecessor Plan”), shall govern Share Accounts and Interest-Bearing Accounts as of December 31, 2004, including subsequent net changes in value and net earnings of such Accounts. The Predecessor Plan governs all amounts considered by law to be deferred under the Plan prior to January 1, 2005, and not subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If the Predecessor Plan is materially modified, within the meaning of Code Section 409A and the guidance thereunder, after October 3, 2004, the exemption from regulation by Code Section 409A may be lost.

          (c) The Plan, originally effective as of January 1, 2005 and governing all amounts considered by law to be deferred on or after January 1, 2005, was amended and restated effective January 1, 2012, and is further amended and restated effective December 17, 2014, as set forth herein.

Section 2. Definitions

          As used in the Plan, the following terms shall have the respective meanings set forth below:

          (a) “Administrator” shall mean the Compensation Committee.

          (b) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

          (c) “Annual Grant” is defined in Section 4(a) hereof.

          (d) “Annual Grant Election” is defined in Section 4(c) hereof.

          (e) “Annual Grant Share Units” is defined in Section 4(a) hereof.

          (f) “Change in Control” is defined in the Annex attached hereto.

          (g) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

          (h) “Committee Action” is defined in Section 4(b) hereof.

          (i) “Common Stock” shall mean the common stock, $1.00 par value, of the Company.

          (j) “Company” is defined in Section 1 hereof.

          (k) “Compensation” shall mean those fees to which Non-Employee Directors are entitled for services rendered on the Board of Directors of the Company or any subsidiary or any committee of such Board or subsidiary, including attendance fees, fees for acting as committee chair or member, as well as annual retainer fees, but excluding the Annual Grant.

          (l) “Compensation Committee” shall mean the Management Development, Nominating and Governance Committee of the Board of Directors of the Company or, if such committee shall cease to have oversight responsibility for the compensation of the Company’s Chief Executive Officer and other members of senior management, the committee of the of Board of Directors of the Company that succeeds the Management Development, Nominating and Governance Committee with respect to such oversight.

          (m) “Disability” shall mean disability as set forth in Code Section 409A(a)(2)(C)(i).

          (n) “Distribution Date” shall mean the first of the month following the earliest to occur of the following:

                    (i) The Non-Employee Director’s death.

                    (ii) The Non-Employee Director’s Disability.

                    (iii) The termination of the Non-Employee Director’s service as a member of the Board of Directors of the Company, whether by retirement or otherwise, provided the termination of service is a good-faith and complete termination of the relationship with the Company in accordance with Treasury Regulation 1.409A-1(h), which is incorporated herein by this reference.

                    (iv) The date (if any) specified by the Non-Employee Director in accordance with Section 10 hereof.

          (o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (p) “Interest-Bearing Account” is defined in Section 8 hereof.

          (q) “Non-Employee Director” is defined in Section 5 hereof.

          (r) “Notice” is defined in Section 6(a) hereof.

          (s) “Plan” is defined in Section 1 hereof.

          (t) “Plan Year” shall mean the calendar fiscal year of the Company.

          (u) “Share Account” is defined in Section 7(a) hereof.

Section 3. Administration

          (a) The Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, the Administrator shall have full power and authority to interpret the Plan, to prescribe, amend or rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Plan shall be construed so that transactions under the Plan will be exempt from Section 16(b) of the Exchange Act. Unless otherwise expressly provided in the Plan, all determinations, interpretations and other decisions by the Administrator shall be final, conclusive and binding on all persons.

          (b) The Plan is intended to comply with the provisions of Code Section 409A. The Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit, including but not limited to consequences related to Code Section 409A. To the fullest possible extent permissible, the terms of this Plan shall be interpreted in a manner which avoids violation of Code Section 409A.

Section 4. Annual Grant of Share Units

          (a) Annual Grants.  Each year, beginning in 2009, each Non-Employee Director shall receive a grant (an “Annual Grant”) of share units, but subject to the approval of the Annual Grant by the Compensation Committee. Each Annual Grant shall be made on a date and valued in an amount designated by the Compensation Committee. For each Annual Grant, the number of share units credited to each Non-Employee Director’s Share Account shall equal (i) the value of the Annual Grant divided by (ii) the closing price per share of the Common Stock as reported on the New York Stock Exchange on (A) the effective date, for Annual Grants for which the action of the Compensation Committee approving the Annual Grant (the “Committee Action”) specifies an effective date, or (B) the date of the Annual Grant, for all other Annual Grants. The share units awarded pursuant to this Section 4 shall be referred to “Annual Grant Share Units.”  This Section 4 details the terms of the Plan as applied to Annual Grants made on or after December 17, 2014.  The vesting and distribution rules applicable to Annual Grants made prior to December 17, 2014 shall be governed by the terms of the Plan, the Committee Action and the applicable elections made by Non-Employee Directors under the terms of the Plan as in effect at the time the Annual Grant was made.

          (b) Vesting of Annual Grant Share Units.  Annual Grant Share Units granted to a Non-Employee Director shall vest as provided in the Committee Action, including immediate vesting.  If a Non-Employee Director ceases to be a director of the Company, and such termination occurs prior to the vesting date established in the Committee Action and if the-Non-Employee Director is not otherwise vested in accordance with the vesting rules set forth in this Section 4(b), the unvested Annual Grant Share Units shall be forfeited by the Non-Employee Director unless the forfeiture is waived by the Compensation Committee after considering the implications of such waiver under Section 409A of the Code.

(i) Default Vesting Provisions. Unless otherwise provided in the Committee Action, the Non-Employee Director will obtain a vested right to the Annual Grant Share Units if (i) the Non-Employee Director ceases to be a director of the Company on or after the vesting date specified in the Committee Action, or (ii) the Non-Employee Director ceases to be a director of the Company prior to the vesting date specified in the Committee Action on account of death, Disability or retirement.

(ii) Retirement. “Retirement” means a Non-Employee Director’s termination of service as a director of the Company, if (A) the Non-Employee Director at the time of termination was ineligible for continued service as a director under the Company’s retirement policy; or (B) the Non-Employee Director had served as a director of the Company for at least two years (except that such two-year period shall not apply to a retirement that occurs after a Change in Control) and such termination is (I) due to the Non-Employee Director’s taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Board of Directors of the Company; (II) due to the fact that continued service as a director would be a violation of law; or (III) not due to the voluntary resignation or refusal to stand for reelection by the Non-Employee Director.  It is understood that a termination of service as a director as a result of (x) failure to get a Majority Vote, as defined in the Company’s Articles of Incorporation, or (y) any requirement under the Company’s Corporate Governance Guidelines to offer to resign, shall be described within clause (III) of the immediately preceding sentence.

          (c) Annual Grant Elections.  Each Non-Employee Director shall elect, within the date or dates set forth in this Section 4(c) or within such other date or dates as may be set forth in the Committee Action and that are consistent with the requirements of Code Section 409A, the date or dates upon which vested Annual Grant Share Units shall be distributed. Such election shall be made by written notice to the Company in substantially the form attached hereto as Exhibit A (“Annual Grant Election”) and as otherwise provided for in the applicable Committee Action.

(i) Initial Annual Grant Election.  In the case of a Non-Employee Director who becomes a participant in the Plan for the first time (and who has not previously been eligible for participation in another deferred compensation plan that is required to be aggregated with this Plan for purposes of Code Section 409A) and who completes and delivers his or her initial Annual Grant Election within 30 days of becoming eligible to participate in the Plan, the Non-Employee Director’s Annual Grant Election shall become effective with respect to Annual Grant Share Units that are attributable to services to be performed after the date the election is filed with the Administrator.

(ii) Carryover of Annual Grant Election from Year to Year.  A Non-Employee Director’s initial Annual Grant Election shall continue in effect, and shall be the Non-Employee Director’s Annual Grant Election with respect to Annual Grants made in Plan Years after the year for which the initial election was first effective, unless the Non-Employee Director has timely replaced such election with a revised Annual Grant Election that has become effective.  Similarly, a Non-Employee’s Director’s revised Annual Grant Election, once effective with respect to a Plan Year, shall continue in effect, and shall be the Non-Employee Director’s Annual Grant Election with respect to Annual Grants made in Plan Years after the year for which the revised election was first effective, unless the Non-Employee Director has timely replaced such election with a further revised Annual Grant Election that has become effective.

(iii) Revised Annual Grant Elections.  Except as provided in subparagraph (i) above with respect to a Non-Employee’s Director’s election following initial eligibility, a Non-Employee Director’s Annual Grant Election (including a carryover of a prior Annual Grant Election pursuant to subparagraph (ii) above) becomes effective, and is irrevocable, with respect to any Plan Year at the close of the preceding Plan Year.  Once effective with respect to a Plan Year, the Annual Grant Election may not be revoked or modified with respect to Annual Grants made during the Plan Year for which the Annual Grant Election is effective.  A Non-Employee Director may modify his or her then current Annual Grant Election by filing a new Annual Grant Election, properly completed and signed, with the Administrator.  However, the revised election will not become effective until the Plan Year following the Plan Year during which the revised election is received and accepted by the Administrator, and the revised Annual Grant Election, once effective, shall remain in effect until again modified by a further revised Annual Grant Election that has become effective.

Section 5. Eligibility

          Any member of the Company’s Board of Directors who is not an employee of the Company or of any Affiliate (a “Non-Employee Director”) is eligible to participate in the Plan. For these purposes, service as a Director does not in itself constitute employment.

Section 6. Election to Defer Compensation

          (a) Each Non-Employee Director may elect to defer all or any portion of his or her Compensation for services rendered during a Plan Year commencing on the first day of the Plan Year following the date such Non-Employee Director’s deferral election is delivered to the Administrator. Any such deferral election shall be made by written notice to the Company in substantially the form attached hereto as Exhibit B (“Notice”). In the Notice, the Non-Employee Director shall indicate whether the amount to be deferred shall be (i) converted into share units and credited to a Share Account as provided in Section 7 hereof, (ii) credited to an Interest-Bearing Account as provided in Section 8 hereof, or (iii) credited to a combination of both accounts.

          (b) A deferral election (including, without limitation, the amount deferred as specified in each Non-Employee Director’s Notice) is irrevocable and will remain in effect as to all future Plan Years and deferred amounts until a Non-Employee Director delivers an amended Notice to the Administrator and such new irrevocable election or revocation becomes effective. Any amended Notice shall be effective with respect to Compensation earned on and after the first day of the Plan Year beginning after the date the amended Notice is delivered to the Administrator.

          (c) The most recent Notice provided under this Plan, or the Predecessor Plan prior to January 1, 2005, shall be a Non-Employee Director’s initial Notice under this Plan.

          (d) If a newly-elected Non-Employee Director or a member of the Board who becomes a Non-Employee Director completes his or her initial Notice not later than thirty (30) days after the date of his or her election as Director or his or her becoming a Non-Employee Director, respectively, such Notice shall be effective as to Compensation earned for services performed on and after the first day of the first Plan Year quarter beginning after such Notice is delivered to the Administrator.

Section 7. Bookkeeping Share Unit Accounts

          (a) The Company shall establish and maintain a bookkeeping share unit account (“Share Account”) for each Non-Employee Director participating in the Plan. The Share Account shall reflect all entries required to be made pursuant to (i) Annual Grants pursuant to Section 4, (ii) except as set forth in Section 8(a), the Non-Employee Director’s Notice and amended Notices, if any, and (iii)  this Plan. Non-Employee Directors shall have no rights as stockholders of the Company with respect to share units credited to their Share Accounts.

          (b) At the end of each Plan Year quarter, other than any quarter during the period January 1, 2009 – December 31, 2014, a Non-Employee Director’s Share Account shall be credited with a number of share units equal to (i) the portion of the Non-Employee Director’s Compensation for such quarter designated in his or her then effective Notice to be deferred and converted into share units divided by (ii) the closing price per share of the Common Stock on the New York Stock Exchange on the last trading day of such quarter.

          (c) Whenever cash dividends or other distributions are paid by the Company on its outstanding Common Stock, there shall be credited to each Non-Employee Director’s Share Account additional share units equal to (i) the aggregate dividend or distribution that would be payable on a number of outstanding shares of Common Stock equal to the number of share units in such Non-Employee Director’s Share Account on the record date for the dividend divided by (ii) the closing price per share of the Common Stock as reported on the New York Stock Exchange on the last trading day immediately preceding the date of payment of the dividend.

          (d) The number of share units credited to each Non-Employee Director’s Share Account shall be adjusted as appropriate in the event of any changes in the outstanding Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of stock or other similar corporate change.

Section 8. Interest-Bearing Accounts

          (a) The Company shall establish and maintain a bookkeeping interest-bearing account (“Interest-Bearing Account”) for each Non-Employee Director participating in the Plan. The Interest-Bearing Account shall reflect all entries required to be made pursuant to the Non-Employee Director’s Notice and amended Notices, if any, and pursuant to this Plan. Notwithstanding any Notice and amended Notices, if any, effective after December 31, 2008 and before December 17, 2014 that include an election to have amounts credited to a Share Account, all such amounts shall be made credited to such Non-Employee Director’s Interest-Bearing Account.

          (b) At the end of each Plan Year quarter, a Non-Employee Director’s Interest-Bearing Account shall be credited with the portion of the Non-Employee Director’s Compensation for such quarter designated in his or her then effective Notice to be deferred and credited to his or her Interest-Bearing Account. A Non-Employee Director’s Interest-Bearing Account balance at the beginning of each Plan Year quarter shall also be credited at the end of such quarter with interest for the quarter at a rate equal to the Six Month U.S. Treasury Bill Rate determined at the closest preceding January 1 or July 1 of each year.

Section 9. Account Transfer

          A Non-Employee Director may not transfer or convert a Share Account to an Interest-Bearing Account or vice versa.

Section 10. Distributions

          (a) A Non-Employee Director may designate on his or her initial Notice a Distribution Date for the commencement of payment of amounts credited to his or her Share Account and Interest-Bearing Account; provided, however, that amounts associated with Annual Grant Share Units shall be distributed in accordance with the applicable Annual Grant Election(s). All Distribution Date elections made by Non-Employee Directors are irrevocable; provided, however, that each Non-Employee Director who has an initial Notice on file with the Plan before January 1, 2009, may, not later than December 31, 2008, designate a Distribution Date that shall supersede any previous designation of a Distribution Date. Such designation shall be irrevocable effective January 1, 2009.

          (b) A Non-Employee Director shall direct in his or her initial Notice whether distributions of the amount(s) accumulated in his or her Share Account (other than amounts associated with Annual Grant Share Units, which shall be distributed in accordance with the applicable Annual Grant Election(s)) and/or Interest-Bearing Account are to be made in (i) a lump sum, payable on the first business day of the calendar month following the applicable Distribution Date, or (ii) up to ten (10) annual installments commencing on the first business day of the calendar month following the applicable Distribution Date and continuing on the appropriate number of consecutive anniversaries of such date. If a Non-Employee Director receives distributions on an installment basis, whether pursuant to a Notice or an Annual Grant Election, amounts remaining in his or her Share Account and/or Interest-Bearing Account before payment in full is completed shall continue to be credited, as appropriate, with (i) additional share units in the event cash dividends are paid by the Company and shall be appropriately adjusted in the event of any changes in the outstanding Common Stock in accordance with Sections 7(c) and 7(d), respectively, hereof and/or (ii) interest in accordance with Section 8(b) hereof. All designations of a form of payment shall be irrevocable; provided, however, that each Non-Employee Director who has an initial Notice on file with the Plan before January 1, 2009, may, not later than December 31, 2008, designate a form of payment that shall supersede any previous designation of a form of payment. Such designation shall be irrevocable effective January 1, 2009.

          (c) All distributions made pursuant to the Plan shall be made in cash and, if appropriate, will be deemed to be made from the Share Accounts and the Interest-Bearing Accounts pro rata, excluding, for purposes of such pro rata calculations, the portion of the Share Accounts attributable to Annual Grants. When distributions are made from a Share Account, the Company shall pay on the applicable date an amount in cash equal to the average of the closing price per share of the Common Stock on the New York Stock Exchange for the five (5) consecutive trading days immediately preceding the date of distribution multiplied by the number of share units (i.e., shares of Common Stock since each unit represents one share) that would be otherwise distributable.

          (d) If the Distribution Date is the first day of the month following the Non-Employee Director’s death or a fixed date which in fact occurs after the Non-Employee Director’s death or if at the time of death the Non-Employee Director was receiving distributions in installments, the balance remaining in the Non-Employee Director’s Share Account and/or Interest-Bearing Account shall be distributed to such beneficiary or beneficiaries as such Non-Employee Director shall have designated by an instrument in writing filed with the Company prior to the Non-Employee Director’s death. All distributions to the Non-Employee Director’s beneficiary or beneficiaries shall be in a lump sum and will be made as soon as practicable after the Non-Employee Director’s death. In the absence of an effective beneficiary designation, the Non-Employee Director’s Share Account and/or Interest-Bearing Account balance(s) shall be distributed to his or her estate.

Section 11. Amendments and Termination.

          The Board of Directors of the Company hereby reserves the right to amend this Plan from time to time and to terminate this Plan at any time without the consent of the Non-Employee Directors or their beneficiaries; provided, however, that no amendment or termination may reduce any Share Account and/or Interest-Bearing Account balance accrued on behalf of a Non-Employee Director based on deferrals already made, or divest any Non-Employee Director of rights to which he or she would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

Section 12. General.

          (a) Assignment. Neither the Non-Employee Director, nor his or her beneficiary, nor his or her estate shall have any right or power to transfer, assign, pledge, encumber or otherwise dispose of any rights hereunder and any such attempt to assign, transfer, pledge or other conveyance shall not be recognized by the Company. The rights of a Non-Employee Director hereunder are exercisable during the Non-Employee Director’s lifetime only by him or her or his or her guardian or legal representative.

          (b) Non-Employee Directors’ Rights Unsecured. The right of any Non-Employee Director or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Non-Employee Director nor any beneficiary shall have any right, title or interest in or against any amount credited to his or her Share Account, his or her Interest-Bearing Account or any other specific assets of the Company prior to the payment thereof to such person.

          (c) Funding. This Plan is unfunded and is maintained by the Company for the purpose of providing deferred compensation to Non-Employee Directors. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director or his or her beneficiary, or any other person. The Company may authorize the creation of a trust or other arrangement to assist the Company in meeting the obligations created under the Plan. Any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of the Company hereunder shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

          (d) Withholding for Taxes. No later than the date as of which an amount first becomes includable in the gross income of the Non-Employee Director for Federal income tax purposes with respect to any participation under the Plan, the Non-Employee Director shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

          (e) Costs of Administration. Costs of administration of the Plan will be paid by the Company.

          (f) Benefit Statements. The Company shall provide statements with respect to Share Accounts and/or Interest-Bearing Accounts to participating Non-Employee Directors on a periodic basis, but not less than annually, in such form and at such time as it deems appropriate.

          (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

          (h) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person and the remainder of the Plan shall remain in full force and effect.

          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Exhibit A

NOTICE OF ELECTION REGARDING ANNUAL GRANTS

          The undersigned, being a Non-Employee Director of MGIC Investment Corporation (the “Company”), hereby makes this election pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”).

          1. The undersigned elects to receive distributions related to his Annual Grants awarded as follows in (please check one):

☐ (a) One lump-sum, payable on the tenth business day following the vesting date provided for in the applicable Committee Action, or if there is immediate vesting, on the first business day of the first month that is after the first anniversary of the Committee Action, except that if for any Annual Grant the Committee Action specifies an effective date for such Grant, no earlier than the first anniversary of such effective date unless otherwise provided by the Committee Action.

☐ (b) In 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 (please circle one number) annual installments commencing on the first business day of the calendar month following the termination of the Non-Employee Director’s service as a member of the Board of Directors of the Company, as contemplated by Section 2(n)(iii) of the Plan, and continuing on the appropriate number of consecutive anniversaries of such date.

☐ (c) One lump-sum on ___________________, which may be no earlier than the date provided in (a), above.

          2. Designation of Beneficiary with respect to Annual Grants.

          Name and Address of Beneficiary:

          All capitalized terms used but not defined herein shall have the meanings assigned to them in the Deferred Compensation Plan.

Director

Date:

Exhibit B

NOTICE OF ELECTION TO DEFER COMPENSATION UNDER MGIC INVESTMENT
 CORPORATION DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

          The undersigned, being a Non-Employee Director of MGIC Investment Corporation (the “Company”), hereby elects to participate in the Company’s Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”) on the terms and conditions set forth in such Plan and pursuant to the specific instructions below:

          1. Percentage of Directors’ Compensation to be deferred for services rendered during all Plan Years beginning after the date of this Notice. A newly eligible Director may make a mid-year election within 30 days of initial eligibility with respect to Fees earned after the date the election is provided to the Corporation. Please list percentage of fees you wish to defer:

     ___% Annual Retainer Fee      ___% Board and Committee Fees

          2. Percentage of Compensation deferred to be credited to Interest-Bearing Account and/or converted into share units (and credited to Share Account). Please specify percentage:

     ___% Interest-Bearing Account___% Share Units (Share Account)

          3. Method by which Interest-Bearing Account and/or Share Account balance(s) shall be paid. Please check one:

☐ One lump-sum, payable on first business day of the calendar month following the applicable Distribution Date

☐ In 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 (please circle one number) annual installments commencing on the first business day of the calendar month following the applicable Distribution Date and continuing on the appropriate number of consecutive anniversaries of such date.

          4. Optional designation of a Distribution Date other than the first to occur of death, Disability or termination of service as a member of the Board of Directors of the Company, whether by retirement or otherwise. Please specify such other Distribution Date if you desire:

Other fixed Distribution Date:

          5. Designation of Beneficiary under the Deferred Compensation Plan, if any.

          Name and Address of Beneficiary:

          All capitalized terms used but not defined herein shall have the meanings assigned to them in the Deferred Compensation Plan.

Director

Date:

ANNEX

DEFINITION OF “CHANGE IN CONTROL OF THE COMPANY”
 AND RELATED TERMS

          1 Change in Control of the Company. A “Change in Control of the Company” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

               (i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 22, 1999, pursuant to express authorization by the Board of Directors of the Company (the “Board”) that refers to this exception) representing more than 50% of the total fair market value of the stock of the Company or representing 50% or more of the total voting power of the stock of the Company; or

               (ii) during any 12 consecutive month period, the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on July 22, 1999, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on July 22, 1999, or whose initial appointment, election or nomination for election as a director which occurred after July 22, 1999 was approved by such vote of the directors then still in office at the time of such initial appointment, election or nomination who were themselves either directors on July 22, 1999 or initially appointed, elected or nominated by such majority vote as described above ad infinitum (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Plan until after such individuals are first nominated for election by a vote of at least a majority of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

               (iii) a merger, consolidation or share exchange of the Company with any other corporation is consummated or voting securities of the Company are issued in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof entitled to vote generally in the election of directors of such entity or parent outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 22, 1999, pursuant to express authorization by the Board that refers to this exception) representing at least 50% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

               (iv) the sale or disposition by the Company of all or substantially all of the Company’s assets to a Person (in one transaction or a series of related transactions within any period of 12 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (c) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding voting stock of the Company. It is understood that in no event shall a sale or disposition of assets be considered to be a sale of substantially all of the assets unless the assets sold or disposed of have a total gross fair market value of at least 40% of the total gross fair market value of all of the Company’s assets immediately prior to such sale or disposition.

           2 Related Definitions. For purposes of this Annex, the following terms, when capitalized, shall have the following meanings:

               (i) Act. The term “Act” means the Securities Exchange Act of 1934, as amended.

               (ii) Affiliate and Associate. The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Act.

               (iii) Beneficial Owner. A Person shall be deemed to be the “Beneficial Owner” of any securities:

                 (a) which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;  provided, however,  that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of Rights issued pursuant to the terms of the Company’s Rights Agreement, dated as of July 22, 1999, between the Company and Wells Fargo Bank Minnesota, National Association (as successor Rights Agent), as amended from time to time (or any successor to such Rights Agreement), at any time before the issuance of such securities;

                 (b) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding;  provided, however,  that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Subsection 2(b) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

                 (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Subsection 2(b) above) or disposing of any voting securities of the Company.

                 (iv) Person. The term “Person” shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

                 (v) Stock. The term “stock” shall have the meaning contemplated by Treasury Regulation 1.409A-1 et seq.